Exhibit 28 (m) under Form N-1A

Exhibit 1 under Item 601/Reg. S-K

6/29/20-Name changed to Federated Hermes Short-Intermediate Municipal Trust

10/31/07 – Name changed to Federated Short-Intermediate Duration Municipal Trust

FEDERATED SHORT-TERM MUNICIPAL TRUST

DISTRIBUTION PLAN

This Distribution Plan ("Plan") is adopted as of the 12th day of February, 2004, by the Board of Trustees of Federated Short-Term Municipal Trust (the "Trust"), a Massachusetts business trust with respect to certain classes of shares ("Classes") of the portfolios of the Trust (the "Funds") set forth in exhibits hereto.

1.       This Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended ("Act"), so as to allow the Trust to make payments as contemplated herein, in conjunction with the distribution of Classes of the Funds ("Shares") and pursuant to the “Distributor’s Contract” entered into by the Trust and FSC.

2.       This Plan is designed to finance activities of Federated Securities Corp. ("FSC") principally intended to result in the sale of Shares to include: (a) providing incentives to financial institutions ("Financial Institutions") to sell Shares and; (b) advertising and marketing of Shares to include preparing, printing and distributing prospectuses and sales literature to prospective shareholders and with Financial Institutions. The Plan is also designed to cover the costs of administrative services performed in connection with the sale of Shares, but are not limited to shareholder services, recordkeeping services and educational services, as well as the costs of implementing and operating the Plan.

3.       As compensation for services provided pursuant to this Plan, FSC will be paid a fee in respect of the following Classes set forth on the exhibits to this Agreement. FSC may use all or any of the fees received pursuant to the Plan to pay any of the expenses associated with the activities under Paragraph 2 hereof whether incurred directly, or through Financial Institutions.

4.       Any payments by FSC to Financial Institutions with funds received as compensation under this Plan will be made pursuant to an agreement entered into by FSC and the Financial Institution (“Financial Institution Agreement”). FSC has the right (i) to select, in its sole discretion, the Financial Institutions to participate in the Plan and (ii) to terminate without cause and in its sole discretion any Financial Institution Agreement.

5.       Quarterly in each year that this Plan remains in effect, FSC shall prepare and furnish to the Board of Trustees of the Trust, and the Board of Trustees shall review, a written report of the amounts expended under the Plan and the purpose for which such expenditures were made.

6.       This Plan shall become effective with respect to each Class (i) after approval as required by Rule 12b-1 under the Act as in effect on the date of the execution hereof; and (ii) upon execution of an exhibit adopting this Plan with respect to such Class.

7.       This Plan shall remain in effect with respect to each Class presently set forth on an exhibit and any subsequent Classes added pursuant to an exhibit during the initial year of this Plan for the period of one year from the date set forth above and may be continued thereafter if this Plan is approved with respect to each Class at least annually by a majority of the Trust's Board of Trustees and a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Plan. If this Plan is adopted with respect to a Class after the first annual approval by the Trustees as described above, this Plan will be effective as to that Class upon execution of the applicable exhibit pursuant to the provisions of paragraph 6(ii) above and will continue in effect until the next annual approval of this Plan by the Trustees and thereafter for successive periods of one year subject to approval as described above.

8.       All material amendments to this Plan must be approved by a vote of the Board of Trustees of the Trust and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on it.

9.       This Plan may not be amended in order to increase materially the costs which the Classes may bear for distribution pursuant to the Plan without being approved by a majority vote of the outstanding voting securities of the Classes as defined in Section 2(a)(42) of the Act.

10.       This Plan may be terminated with respect to a particular Class at any time by: (a) a majority vote of the Disinterested Trustees; or (b) a vote of a majority of the outstanding voting securities of the particular Class as defined in Section 2(a)(42) of the Act; or (c) by FSC on 60 days' notice to the Trust.

11.       While this Plan shall be in effect, the selection and nomination of Disinterested Trustees of the Trust shall be committed to the discretion of the Disinterested Trustees then in office.

12.       All agreements with any person relating to the implementation of this Plan, including, but not limited to Financial Institution Agreements, shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Paragraph 10 herein.

13.       This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

6/29/20-Name changed to Federated Hermes Short-Intermediate Municipal Fund

9/30/11 – Institutional Service Shares renamed Service Shares

10/31/07 – Name changed to Federated Short-Intermediate Duration Municipal Trust

EXHIBIT A

to the

Distribution Plan

FEDERATED SHORT-TERM MUNICIPAL TRUST

Institutional Service Shares

This Distribution Plan is adopted as of the 12th day of February, 2004, by Federated Short-Term Municipal Trust with respect to the Institutional Service Shares of the Trust set forth above.

As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Institutional Service Shares of Federated Short-Term Municipal Trust held during the month.

Witness the due execution hereof this 1st day of March, 2004.

FEDERATED SHORT-TERM MUNICIPAL TRUST

By: /s/ J. Christopher Donahue

Name: . Christopher Donahue

Title: President

6/29/20-Name changed to Federated Hermes Short-Intermediate Municipal Fund

9/30/11 – Institutional Service Shares renamed Service Shares

10/31/07 – Name changed to Federated Short-Intermediate Duration Municipal Trust

Amendment #1 to EXHIBIT A

to the

Distribution Plan

FEDERATED SHORT-TERM MUNICIPAL TRUST

Service Shares

This Distribution Plan is adopted as of the 12th day of February, 2004, by Federated Short-Term Municipal Trust with respect to the Institutional Service Shares of the Trust set forth above.

Effective December 1, 2019, the monthly fee paid to FSC as compensation for the services provided to Service Shares of Federated Short-Intermediate Duration Municipal Trust pursuant to Exhibit A to this Plan is eliminated.

Witness the due execution hereof this 1st day of December, 2019.

FEDERATED SHORT-TERM MUNICIPAL TRUST

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

6/29/20-Name changed to Federated Hermes Short-Intermediate Municipal Fund

12/1/19 - See Amendment #1 to Exhibit B.

10/31/07 – Name changed to Federated Short-Intermediate Duration Municipal Trust

EXHIBIT B

to the

Distribution Plan

FEDERATED SHORT-TERM MUNICIPAL TRUST

Class A Shares

This Exhibit to the Distribution Plan is adopted as of the 7th day of June, 2006, by Federated Short-Term Municipal Trust with respect to the Class A Shares of the Trust set forth above.

As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Class A Shares of Federated Short-Term Municipal Trust held during the month.

Witness the due execution hereof this 1st day of July, 2006

FEDERATED SHORT-TERM MUNICIPAL TRUST

By: /s/ John B. Fisher

Name: John B. Fisher

Title: President

6/29/20-Name changed to Federated Hermes Short-Intermediate Municipal Fund

10/31/07 – Name changed to Federated Short-Intermediate Duration Municipal Trust

Amendment #1 to EXHIBIT B

to the

Distribution Plan

Federated Short–Intermediate Duration Municipal Trust

Class A Shares

This Exhibit to the Distribution Plan is adopted as of the 7th day of June, 2006, by Federated Short-Term Municipal Trust with respect to the Class A Shares of the Trust set forth above.

As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.05 of 1% of the average aggregate net asset value of the Class A Shares of Federated Short-Intermediate Duration Municipal Trust held during the month.

Witness the due execution hereof this 1st day of December, 2019

Federated Short-Intermediate Duration Municipal Trust

By: /s/ John B. Fisher

Name: John B. Fisher

Title: President

10/27/23-Class A2 Shares will be liquidated.

Exhibit C

To the

Distribution Plan

Federated Hermes Short–Intermediate Duration Municipal Trust

Federated Hermes Short-Intermediate Municipal Fund

Class A2 Shares

This Exhibit to the Distribution Plan is adopted as of the 13th day of August, 2021, by Federated Hermes Short-Intermediate Municipal Trust with respect to the Class A2 Shares of the Trust set forth above.

As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Class A2 Shares of Federated Hermes Short-Intermediate Duration Municipal Fund held during the month.

Witness the due execution hereof this 1st day of September, 2021.

Federated Hermes Short-Intermediate Duration Municipal Trust

By: /s/ John B. Fisher

Name: John B. Fisher

Title: President